Exhibit 99.1

ITC and Entergy Receive Transaction Approval from

Federal Energy Regulatory Commission

NOVI, Mich., June 21, 2013 — ITC Holdings Corp. (NYSE: ITC) today announced that its proposed transaction with Entergy Corporation (NYSE: ETR) has received approval from the Federal Energy Regulatory Commission (FERC).  FERC approved the companies’ joint application for the transaction, under which Entergy will spin off its electric transmission business and merge it into an ITC subsidiary.  In addition, FERC also approved new rate constructs for the transmission assets under ITC ownership. This approval follows the FERC approval received in May by ITC and Entergy authorizing utility operating company financings associated with the transaction.

FERC’s order effectively accepted the companies’ positions on the effects of the transaction on competition, rates and regulation, with the Commission noting the benefits that stem from the independent ownership of transmission assets, over and above benefits that will result from Entergy’s integration into MISO.  The Commission also largely approved the associated rate filings, including the requested allowed return on equity, authorized capital structures and the use of forward looking test years, while certain other elements were set for hearing.

“We are pleased with FERC’s ruling yesterday approving the change of control of Entergy’s transmission assets, acknowledging that this transaction is in the public interest,” said Joseph L. Welch, chairman, president and chief executive officer of ITC.  “Although this is a positive step with respect to the transaction, we recognize that FERC’s action is just one aspect of the process.  We will continue to work through the regulatory process at the federal, state and local levels to underscore the benefits to customers of an independent transmission company—whose sole focus is the strengthening of the transmission grid,” Welch said.

The transaction also requires approval from Entergy’s state and local jurisdictions. Proceedings are underway before the Arkansas Public Service Commission, Louisiana Public Service Commission, New Orleans City Council, Mississippi Public Service Commission, Missouri Public Service Commission

and the Public Utility Commission of Texas.  ITC and Entergy target a transaction closing this year pending receipt of all required regulatory approvals and satisfaction of other closing conditions.

Through several related orders, FERC would allow the transfer of approximately 15,400 circuit miles of interconnected transmission lines at voltages of 69kV and above and the associated substations in Arkansas, Louisiana, Mississippi, Missouri and Texas from Entergy to ITC.  Meanwhile, Entergy’s utility operating companies would continue to own and operate their respective distribution and generation businesses and provide customer service, billing, outage reporting and restoration services to homes and businesses throughout the region.

In addition to transmission facilities, approximately 750 Entergy employees, including key leadership personnel from Entergy’s transmission business, would become employees of ITC as a result of the transaction.  Upon closing of the transaction, ITC would establish and maintain a regional headquarters in Jackson, Miss., where the headquarters of Entergy’s transmission business currently is located. ITC also would have offices and warehouses throughout the existing Entergy service territory to ensure a local presence and timely response to stakeholder and system needs.

Details regarding the transaction are provided in the FERC filing.  More information about the transaction can be viewed here on ITC’s website, and here on Entergy’s website.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, the company also focuses on expansion in areas where significant transmission system improvements are needed. For more information, please visit ITC’s website at www.itc-holdings.com. (itc-ITC)

About Entergy Corporation

Entergy Corporation, which celebrates its 100th birthday this year, is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including more than 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $10 billion and approximately 15,000 employees. For more information, please visit Entergy’s website at entergy.com.

ITC Forward-Looking Information

This document contains certain statements that describe ITC Holdings Corp. (“ITC”) management’s beliefs concerning future business conditions and prospects, growth opportunities and the outlook for ITC’s business, including ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document, in the prospectus included in the registration statement on Form S-4 that was filed by ITC with the SEC in connection with the proposed transactions): (i) risks inherent in the contemplated transaction, including: (A)  failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms; (B) the ability to obtain the required financings; (C) delays in consummating the transaction or the failure to consummate the transactions; and (D) exceeding the expected costs of the transactions; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.

Because ITC’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond ITC’s control or are subject to change, actual results could be materially different and any or all of ITC’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions ITC might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in ITC’s annual and quarterly reports will be important in determining future results. Consequently, ITC cannot assure you that ITC’s expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.  Except as required by law, ITC undertakes no obligation to publicly update any of ITC’s forward-looking or other statements, whether as a result of new information, future events, or otherwise.

The transaction is subject to certain conditions precedent, including regulatory approvals and the availability of financing. ITC cannot provide any assurance that the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.

Additional Information and Where to Find It

ITC filed a registration statement on Form S-4 (Registration No. 333-184073) with the SEC registering the offer and sale of shares of ITC common stock to be issued to Entergy shareholders in connection with the proposed transactions. This registration statement was declared effective by the SEC on Feb. 25, 2013. ITC shareholders are urged to read the prospectus included in the ITC registration statement and any other relevant documents because they contain important information about Mid South TransCo LLC (“TransCo”) and the proposed transactions.  In addition, TransCo will file a registration statement with the SEC registering the offer and sale of TransCo common units to be issued to Entergy shareholders in connection with the proposed transactions. Entergy shareholders are urged to read the prospectus included in the ITC registration statement and the prospectus to be included in the TransCo registration statement (when available) and any other relevant documents, because they contain important information about ITC, TransCo and the proposed transactions. The registration statements, prospectuses and other documents relating to the proposed transactions (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from Entergy upon written request to Entergy Corporation, Investor Relations, P.O. Box 61000, New Orleans, LA 70161 or by calling Entergy’s Investor Relations information line at 1-888-ENTERGY (368-3749), or from ITC upon written request to ITC Holdings Corp., Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

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Contact:

Bob Doetsch (News Media)

(248) 946-3493

rdoetsch@itctransco.com

Gretchen Holloway (Investor Relations)

(248) 946-3595

gholloway@itctransco.com